SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934
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                 MID-STATE RACEWAY, INC.
 ------------------------------------------------
(Name of Registrant As Specified In Its Charter)

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                             MID-STATE RACEWAY, INC.

                              INFORMATION STATEMENT

                       1998 ANNUAL MEETING OF SHAREHOLDERS

                        WE ARE NOT ASKING YOU FOR A PROXY

GENERAL INFORMATION

     This Information Statement is being delivered in connection the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Mid-State Raceway, Inc. (the "Company") to be held on Thursday, August 13, 1998 at 1:00 p.m. local time for the purposes of electing four Directors whose terms will expire at the Company's 2001 Annual Meeting of Shareholders. The Annual Meeting will be held at the Miracle Mile Room, Vernon Downs, Vernon, New York.

     The Company's principal executive offices are located at Vernon Downs, Vernon, New York 13476. The telephone number at that address is (315) 829-2201.

     This Information Statement and the Annual Report to Shareholders were first mailed on or about July 23, 1998 to all shareholders entitled to vote at the Annual Meeting.

RECORD DATE AND SHARES OUTSTANDING

     Shareholders of record at the close of business on July 13, 1998 are entitled to notice of, and to vote at, the Annual Meeting. At the record date 250,386 shares of the Company's $0.10 par value common stock ("Common Stock") were issued, outstanding and entitled to vote at the Annual Meeting.

VOTING

     Every shareholder voting for the election for Directors is entitled to one vote for each share held of record on the record date. The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Directors are elected by a plurality of the votes cast at the meeting.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders which are intended to be presented by such shareholders at the Company's 1999 Annual Meeting must be received by the Secretary of the Company at the Company's principal executive offices no later than April 1, 1999 in order to be included in the information statement or proxy soliciting material, as the case may be, relating to that meeting.

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BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of 6 meetings during the fiscal year ending December 31, 1997. No person who is presently a Director of the Company attended fewer than 75% of all such meetings of the Board of Directors and of the Committees, if any, on which such Director served. Justice M. Cheney, Abe Acee, Thomas Hunter, Edward Leffler, Thomas Fiore and Neil Wager, however, were elected to the Board on December 29, 1997, and so did not attend any Board of Directors or Committee meetings during 1997, except for a Board Meeting on December 29, 1997.

     The Company has a standing Compensation Committee of the Board of Directors.

     The Company's Compensation Committee currently consists of Edward Leffler, Chairman, Justice M. Cheney, Thomas Hunter and Neil Wager. The Compensation Committee reviews compensation and benefits for the Company's employees and makes recommendations to the Board of Directors. Except for Justice M. Cheney, no member of the Compensation Committee was or is an employee of the Company.

     The Company has no Audit Committee or Nominating Committee. The Board of Directors, however, performs the functions of nominating committee and may nominate one or more persons for election to the Board of Directors. Any shareholder may nominate one or more persons for election to the Board of Directors, provided such nomination is in writing, received by the Secretary of the Company at the Company's principal executive office not less than 30 days prior to the meeting date and is accompanied by the written consent of such nominee to serve as a director.

COMPENSATION OF DIRECTORS

     The Company does not compensate persons for serving on its Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of July 13, 1998 (i) by each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each Director and nominee for Director of the Company and
(iii) all Directors and Executive Officers as a group.

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                                                       Shares Beneficially Owned
Directors, Officers                                   --------------------------
5% Shareholders                                         Number         Percent
--------------------                                  ---------       ----------
Standardbred Enterprises, Ltd
3837 Peterboro Road
Oneida, New York 13421 ............................      126,659(3)     50.59%

David Slyman, Sr.(1) ..............................            0            0
Jeremiah Law(1) ...................................           10           (2)
Justice M. Cheney(1) ..............................          120           (2)
Neil Wager(4) .....................................        1,750           (2)
Edward Leffler(1) .................................            0            0
Thomas M. Hunter(1) ...............................            0            0
Abe Acee, Jr.(1) ..................................            0            0
Thomas Fiore(1) ...................................            0            0
James J. Moran(1)(5) ..............................          100           (2)
Paul V. Noyes(5) ..................................            0            0
Gwen Bennett(5)(6) ................................        8,949         3.57%
Patrick Bombardo(5) ...............................            0            0

All Directors and Executive
 Officers as a group (13 persons) .................      137,588        54.95%


EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation of the Company's Chief Executive Officer for services to the Company during the three fiscal years ended December 31, 1997.

 Name and Principal Position                Year      Salary     Bonus     Other
 ---------------------------                ----      ------     ------    -----
 Frank O. White, Jr ................        1997     $81,000       --        --
 President and CEO                          1996     $81,000       --        --
                                            1995     $90,000       --        --


------------

(1)  Directors of the Company.

(2)  Denotes less than one percent of class.

(3) Standardbred Enterprises, Ltd. pledged 126,659 shares of Common Stock as security for a loan made by NW Investors II, LLC. NW Investors II, LLC asserts that the loan is in default and NW Investors II, LLC is attempting to obtain possession of the shares because of the alleged default.

(4) Mr. Wager is managing member of NW Investors II, LLC which claims ownership of the 126,659 shares of Common Stock held in the name of Standardbred Enterprises, Ltd.

(5)  Nominee for Director.

(6)  Ms. Bennett is the majority shareholder of Standardbred Enterprises, Ltd.


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     No other executive officer received an annual salary and bonus in excess of
$100,000 over the last three fiscal years.

     The Company had an employment agreement with Frank O. White, Jr. providing for his employment as the Company's President and Chief Executive Officer through June 30, 1999, unless terminated early pursuant to the terms of the Agreement. The Agreement provides that it may be terminated by the Board for good cause at any time. On March 10, 1998, Mr. White was terminated for cause as a result of the assessment of fines against the Company by the New York State Racing and Wagering Board for substantial violations of its rules and regulations. Mr. White has disputed the termination.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Such officers, Directors and 10% shareholders are also required by SEC Rules to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of copies of such reports received by it, the Company believes that during the fiscal year ended December 31, 1997, all such filing requirements were complied with in a timely fashion.

ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

     The Company's Board of Directors is comprised of three classes of Directors, each of which class contains up to four Directors who serve staggered three year terms. The terms of James J. Moran and Thomas Fiore will expire at the 1998 Annual Meeting of Shareholders. The names of the Company's Directors whose terms extend beyond the 1998 Annual Meeting and who will continue in office following such meeting are as follows:

         Name of Director                    Term Expires
         -----------------                   --------------
         Justice M. Cheney ..........        2000
         Neil Wager .................        1999
         Edward Leffler .............        2000
         Thomas M. Hunter ...........        2000
         Abe Acee, Jr. ..............        2000
         David Slyman, Sr. ..........        1999
         Jeremiah Law ...............        1999

     JUSTICE M. CHENEY (age 65) has been President and Chief Executive Officer of the Company since December, 1997, and has served as a Director since December, 1997. He was an adjunct professor with the Department of Vocational/Technical Education, SUNY Oswego. He has been a member of the United States Trotting Association since 1953 and is licensed as an owner, trainer, driver and breeder of standardbred horses. He has raced harness horses as both a driver and trainer at Vernon Downs, Saratoga Raceway and various New York State and County Fairs.

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     EDWARD LEFFLER (age 55) has been Vice President of the Company since
December, 1997 and has served as a Director since December, 1997. He is the Chief Executive Officer of James Square Health and Rehabilitation Center, Syracuse, New York and the Chief Executive Officer of E.L. Management of Syracuse Corp. He has more than 25 years experience in health care services, including planning, design, construction and operation of health care facilities. Mr. Leffler is President of the Board of Visitors of the Syracuse University School of Social Work.

     JAMES J. MORAN (age 58) has been Secretary of the Company since 1994 and Assistant Secretary since 1985 and has served as a Director since 1986. He has been Director of Publicity/Public Relations since 1975 and Track Announcer since 1964. He is past President and Chairman of the Board of North American Harness Publicists Association and Secretary/Treasurer of Vernon Chapter of the U.S. Harness Writers Association.

     THOMAS HUNTER (age 51) has served as a Director since December, 1997. Mr. Hunter has been a licensed standardbred trainer from 1980 to the present and is licensed as such by the New York State Racing and Wagering Board. Mr. Hunter is currently employed by H&B Marketing working in the area of advertising sales. Prior to 1992, Mr. Hunter was a self-employed businessman working in telecommunications management, marketing sales and development.

     ABE ACEE, JR. (age 52) has served as a Director since December, 1997. Mr. Acee has been a resident of Vernon, New York for 20 years and owns the Nothin' Fancy Cafe and Country Edition in Vernon, New York. From 1977 to 1993, Mr. Acee provided feed service to Vernon Downs and also brokered hay and straw to major standardbred and thoroughbred facilities and breeding farms in the northeastern United States. Mr. Acee is one of the founders of the Vernon Merchants Association and continues to be an active member of the Association.

     NEIL WAGER has served as a Director since December, 1997 and is a Managing Member of NW Investors II, LLC.

     JEREMIAH LAW (age 47) has served as a Director since December, 1997.

     DAVID SLYMAN, SR. (age 60) has served as a Director since December, 1997.

NOMINEES

     Four Directors are to be elected at the Annual Meeting. The terms of these Directors will expire at the 2001 Annual Meeting of Shareholders or until their successors have been elected and qualified. The following persons have been nominated by Company shareholders for election to the Board of Directors: Paul
V. Noyes, Gwen Bennett, Patrick Bombardo and James J. Moran. Except for James J. Moran, none of the nominees are presently Directors of the Company.

     Certain information regarding each nominee who is not currently a Director is set forth below:

     PAUL V. NOYES (age 67) prominent area lawyer with an office in Sherrill, NY. Mr. Noyes, a former shareholder of Mid-State Raceway, Inc. (1968 - 1993), is a graduate of Hamilton College and Cornell University Law School. He is a Board member of the Mid-York Foundation, Kenwood Benevolent Society, Oneida Community Mansion House, Madison County Children's Camp, Mid-York Library System, and serves as Treasurer for the Madison County Democrat Committee.


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     GWEN BENNETT (age 40) is General Manager of the Comfort Suites at Vernon
Downs. Ms. Bennett has previously worked in managerial or service positions with Pizza Hut, Squat and Gobble Restaurant, Carinci's Restaurant and Days Inn. Ms. Bennett has been licensed with the United States Trotting Association and the New York State and Racing Wagering Board for approximately 10 years and is a member of the Town of Vernon Merchants Association as well as being active with Choice Hotels International.

     PATRICK BOMBARDO (age 55) An experienced professional with more than 20 years of business experience, specializing in accounting, operations, management, training and finance. Mr. Bombardo served as Chief Financial Officer-Controller at J-K Independent Lumber Corp. in New Hartford from 1986-February, 1998. Possesses leadership experience in retailing, manufacturing and service organizations.

CERTAIN TRANSACTIONS

     In March, 1998, the Company sold 126 acres of surplus, vacant land located in Onondaga County to E.L. Management of Syracuse Corp. for $400,000. Edward J. Leffler, a Director of the Company, is the sole shareholder of the buyer.

OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting.

THE BOARD OF DIRECTORS

Dated: July 23, 1998


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